Exhibit 3(b)

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           MOBILE AMERICA CORPORATION

                         (as last amended May 24, 1999)


                                    ARTICLE I

                                     Offices

          The principal office of the corporation shall be in the City of Jacksonville, Florida.

          The corporation may also have offices at such other places as the Board of Directors may from time to time appoint, or as the business of the corporation may require.

                                   ARTICLE II

                              Stockholders Meetings

          Section 1. All meetings of the stockholders shall be held at such place as shall be designated by the Board of Directors or the President, and the place at which the meeting shall be held shall be stated in the notice and call of the meeting.

          Section 2. The annual meeting of the stockholders of the corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such time within four months after the close of the corporation's fiscal year as shall be designated by the Board of Directors or the President. If the annual meeting of the stockholders is not held as prescribed, the election of directors may be held at any meeting thereafter called pursuant to the bylaws.

          Section 3. The voting at all meetings of stockholders may be viva voce, but any qualified voter may demand a stock vote, whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by them, and if such ballot be cast by a proxy, it shall also state the name of such proxy.

          At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three months prior to the meeting. Each holder of common stock shall have one vote for each share of such stock registered in his name on the books of the corporation as of the record date fixed by the Board of Directors prior to the meeting for the determination of stockholders entitled to vote.

          Section 4. The order of business at the annual meeting of stock-holders shall be as follows:

          (A) Calling meeting to order.
          (B) Proof of notice of meeting.
          (C) Reading of minutes of last previous meeting.
          (D) Reports of officers.
          (E) Reports of committees.
          (F) Election of Directors.
          (G) Miscellaneous business.

          Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, or by a majority of the Board of Directors, or by the Secretary, upon the request of stockholders owning twenty-five percent (25%) of the outstanding stock of the corporation entitled to vote at such meeting.

          Section 6. Notice of the time and place of the annual meeting of stockholders shall be given by mailing written or printed notice of the same at least ten (10) days and not more than forty (40) days prior to the meeting, and notice of the time and place and purpose of special meetings shall be given by written or printed notice of the same at least ten (10) days, and not more than forty (40) days prior to the meeting, with postage prepaid, to each stockholder of record of the corporation entitled to vote at such meeting, and addressed to the stockholder's last known post office address, or to the address appearing on the corporate books of the corporation; but notice of meetings may be waived. The Board of Directors may fix in advance a date, not exceeding forty (40) days preceding the date of any meeting of stockholders as the record date for the determination of the stockholders entitled to notice of and to vote at any such meeting.

          Section 7. A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding voting stock of the corporation entitled to vote at such meeting, except as otherwise specially provided by law.

          Section 8. The Corporation hereby elects out of Florida Statute
Section 607.0902 (the "Control Share Act") in respect of any transaction concluded prior to the earlier of (a) May 31, 2002 or (b) the earlier termina-tion of that certain Shareholder Agreement dated May 24, 1999, among Allan J. McCorkle ("McCorkle"), R. Lee Smith and this Corporation provided, if a proposed transaction would require McCorkle to obligate himself to conclude the trans-action, then McCorkle shall have provided this Corporation with written notice of his intention to so obligate himself to the transaction (which notice shall include a description of the proposed transaction and copies of all agreements pertaining to the proposed transaction) twenty (20) days prior to his so obligating himself.

                                  ARTICLE III

                               Board of Directors

          Section 1. The management of all of the affairs, property and business of the corporation shall be vested in a Board of Directors. In addition to the powers and authorities by these Bylaws, and the Certificate of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

          Section 2. The number of directors shall be not less than five (5), but subject to that limitation the number of directors shall be fixed by a majority vote of the stockholders at each annual meeting or adjournment thereof; provided, however, that the Board of Directors shall have the right at any time during the ensuing year to increase the number of directors fixed by the stock-holders by not more than five (5) additional members. A director may be removed at any time, with or without cause, by the affirmative vote of a majority of the shares entitled to vote at a special meeting of the stockholders called for that purpose.

          Section 3. All vacancies in the Board of Directors, whether caused by resignations, death, or otherwise, may be filled by the remaining directors or a majority of the remaining directors attending a stated or special meeting called for that purpose, even though less than a quorum be present. A director thus elected to fill any vacancy shall hold office until the next annual meeting of the stockholders and until his successor is elected and qualified.

          Section 4. The annual meeting of the Board of Directors shall be held at the same place as the annual stockholders' meeting, immediately following the annual meeting of the stockholders. Other regular meetings of the Board shall be held at such time and at such place within or without the State of Florida as the Board of Directors or the President may from time to time designate.

          Section 5. Special meetings of the Board of Directors may be called at any time by the President, or in his absence, by the Vice President, or by a majority of the Directors; to be held at the principal office of the corpora-tion, or at such other place or places, within or without the State of Florida, as the notice calling the meeting may designate.

          Section 6. Notice of all special meetings of the Board of Directors shall be given to each director by three (3) days' service of the same by telegram, by letter, or personally, and notice of meetings may be waived.

          Section 7. A quorum at all meetings of the Board of Directors shall consist of a majority of the directors, but less than a quorum may adjourn any meeting, which may be held on subsequent dates without further notice, provided a quorum be present at such deferred meeting.

          Section 8. Standing or temporary committees may be appointed from its own number by the Board of Directors from time to time, and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by resolution passed by a majority of the Directors, and it shall have all the powers provided by statute except as specially limited by the Board. All committees so appointed shall keep regular minutes of the transactions of their meetings, and shall cause them to be recorded in books kept for that purpose in the office of the corporation, and shall report same to the Board of Directors at its next meeting.

                                   ARTICLE IV

                                    Officers

          Section 1. The officers of the Company shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may be designated by the Board of Directors. Officers shall be elected by the directors at their first meeting after the annual meeting of stockholders, and they shall hold office until their successors are elected and qualify. No officer need be a stockholder or a member of the Board of Directors. The same person may hold two or more offices except that the President may not also be the Secretary or the Assistant Secretary.

          Section 2. The President shall preside at all meetings of the stock-holders and the Board of Directors, shall have general supervision of the affairs of the corporation, shall sign or countersign all certificates, contracts, and other instruments of the corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

          Section 3. The Vice President in the absence or disability of the President shall perform the duties of the President and shall also perform such other duties as may be delegated to him from time to time by the Board of Directors or by the President.

          Section 4. The Secretary shall issue notice for all meetings, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors.

          Section 5. The Treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, from time to time as may be required of him, an account of all of his transactions as Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office or which are properly required of him by the Board of Directors. He may also hold the office of Secretary.

          Section 6. In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may elect.

          Section 7. Vacancies in any office arising from any cause may be filled by the Directors at any regular or special meeting.

          Section 8. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

          Section 9. The salaries of all officers of the corporation shall be fixed by the Board of Directors. The compensation of other employees and agents shall be fixed by the officers of the company. No member of the Board of Directors shall be disqualified from voting on salaries to be paid to officers by reason of the fact that he is an officer as well as a director except that his vote shall not be counted in fixing his own salary.

          Section 10. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause, by the affirmative vote of a majority of the whole Board of Directors.

          Section 11. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, for the faithful performance of the duties of their respective offices.

                                    ARTICLE V

                                      Stock

          Section 1. Certificates of stock of each of the classes provided for in the Certificate of Incorporation shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President or a Vice President and the Treasurer, or an Assistant Treasurer or the Secretary, or an Assistant Secretary, certifying to the number and class of shares owned by him. Where, however, such certificate is signed by a transfer clerk acting in behalf of the corporation, the signature of any of the above-named officers may be facsimile.

          In case any officer who has signed, or whose facsimile signature has been used on a certificate, has ceased to be an officer before the certificate has been delivered, such certificates may, nevertheless, be adopted and issued and delivered by the corporation as though the officer who signed such certifi-cate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.

          Section 2. Transfer of stock shall be made upon the transfer books of the corporation, kept at the office of the corporation or respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued, the old certificate shall be surrendered for cancellation.

          Section 3. Registered stockholders only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Florida.

          Section 4. In case of loss or destruction of any certificates of stock another may be issued in its place upon proof of such loss or destruction, and upon the giving of a satisfactory bond of indemnity to the corporation and/or to the transfer agent and registrar of such stock in such sum as the officers of the corporation may provide.

          Section 5. Record Date. The Board of Directors shall fix a date, not more than forty (40) days before the date (a) of any meeting of stockholders,
(b) of the allotment of any rights or the payment of any dividends declared,
(c) when any exchange or conversion of capital stock shall go into effect, or
(d) when any consent shall be obtained, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, to any allotment of rights or to receive any dividends declared, or to exercise rights in respect of any change, conversion, or exchange of capital stock, or to give any consent without actually closing the transfer books, and only stock-holders of record on the date so fixed shall be entitled to notice of and to vote at the meeting, receive the allotment of rights or payment of dividends, or exercise any other rights as the case may be, notwithstanding any transfer of stock on the books of the corporation after the record date so fixed.

                                   ARTICLE VI

                             Dividends and Finances

          Section 1. Subject to the limitations set forth in the Certificate of Incorporation, dividends may be declared by the Board of Directors and paid from the net earnings or from the surplus of the assets over the liabilities including capital of the corporation.

          Section 2. Before making any distribution of profits there may be set aside out of the net profits of the corporation, such sum or sums as the directors may from time to time, in their absolute discretion, deem expedient, as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the corporation, or for any other purpose, and any profits of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.

          Section 3. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check signed by persons designated by resolution by the Board of Directors.

          Section 4. The fiscal year of the corporation shall begin on the first day of September in each year, unless otherwise provided by the Board of Directors.

                                  ARTICLE VII

                                Books and Records

          The books, accounts and records of the corporation except as may be otherwise required by the laws of the State of Florida may be kept outside of the State of Florida at such place or places as the Board of Directors may from time to time appoint. The Board of Directors shall determine whether and to what extent the accounts and books of the corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stock-holder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or by resolution of the stockholders or directors, provided that the provisions of this paragraph shall not be construed as changing in any way the duty of the Treasurer to make proper reports to the stockholders at the annual meeting.

                                  ARTICLE VIII

                                     Notices

          Section 1. Whenever the provisions of a statute or these Bylaws require notice to be given to any director, officer, or stockholder, this shall not be construed to mean personal notice; such notice may be given in writing by depositing the same in a post office or letter box, in a postpaid, sealed wrapper, addressed to such director, officer or stockholder, at his or her address as the same appears on the books of the corporation, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

          Section 2. A waiver of any notice in writing, signed by a stockholder, director or officer, whether before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to a notice required to be given to any director, officer or stockholder.

                                   ARTICLE IX

                                      Seal

          The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed the words and figures "Corporate Seal," "Florida" and "1968."

                                    ARTICLE X

                               Amendment of Bylaws

          Alteration, amendment or repeal of the Bylaws may be made by a majority of the stockholders entitled to vote at any meeting, or by the Board of Directors by a majority vote of the directors at any regular or special meeting, provided notice of such alteration, amendment or repeal has been given to each director in writing at least three (3) days prior to said meeting.